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                                                                 EXHIBIT 9(c)(1)

                            FOREIGN CUSTODY AGREEMENT

         AGREEMENT entered into this 14th day of December 1988, between Banco de Santander (the "Foreign Custodian"), located at Madrid and Brown Brothers Harriman & Co, a Limited Partnership organized under the laws of the State of New York (the "Custodian").

         1. APPOINTMENT AS FOREIGN CUSTODIAN

         Brown Brothers Harriman & Co as agent for its clients (in such agency capacity being hereinafter referred to as the "Custodian") hereby appoints the Foreign Custodian to act as a custodian to hold securities (the "Securities") and funds (the "Cash") belonging to clients of the Custodian (singly a "Client" and collectively the "Clients") either in its possession or in the possession of a securities depository or clearing agency as hereafter authorized and the Foreign Custodian hereby accepts such appointment as Foreign Custodian. The Foreign Custodian shall establish and maintain on its books one or more custody accounts for the Custodian as agent for its Clients (singly a "Custody Account" and collectively the "Custody Accounts") and shall hold exclusively therein Securities of the Clients. The Foreign Custodian shall also establish and maintain on its books one or more deposit accounts for the Custodian as agent for its Clients (singly a "Deposit Account" and collectively the "Deposit Accounts") and shall hold exclusively therein the Cash of the Clients. All Securities held or received by the Foreign Custodian or by a Foreign Securities System (as defined in Section 2(A) (ii) hereof) pursuant to the terms of this Agreement shall be credited to the Custody Accounts and all Cash held or received by the Foreign Custodian shall be credited to the Deposit Accounts.

         2. RESPONSIBILITIES OF THE FOREIGN CUSTODIAN

         The responsibilities of the Foreign Custodian shall include the following:

         (A) Safekeeping of Securities

                  (i) The Securities in the Custody Accounts and the Cash in the Deposit Accounts shall be identified in the records of the Foreign Custodian as being held for the account of the Custodian as agent for its Clients. The Custodian shall indemnify and hold the Foreign Custodian and its nominee harmless from liability as the holder of record. To the extent that the Securities are physically held in the Custody Accounts, the Securities shall be physically segregated from the general assets of the Foreign Custodian, the assets of the Foreign Custodian's other customers and any assets being held for the account of Brown Brothers in its individual capacity.

                  (ii) The Foreign Custodian may, with the written approval of the Custodian, maintain Securities with the Euro-clear System and any other securities depository or clearing agency which is incorporated or organized under the laws of a country other than the United States of America (a
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         "Foreign Securities System"); provided that such Foreign Securities
         System is supervised or regulated by a government agency or regulatory authority in such country and operates (a) the central system for the handling of securities or equivalent book-entry securities in such country or (b) a transnational system for the central handling of securities or equivalent book-entry securities. Securities maintained in a Foreign Securities System may be registered in the name of the Foreign Custodian, such Foreign Securities System or its nominee; provided that the Securities are listed in the records of the Foreign Custodian as being held by it, such Foreign Securities System or the nominee of such Foreign Securities System as custodian for the Custodian's Clients and in the records of such Foreign Securities System as being held by it or its nominee as custodian for the Foreign Custodian's clients. Securities maintained in a Foreign Securities System shall be covered by adequate insurance. The Foreign Custodian shall not maintain Securities with any Foreign Securities System unless it reasonably believes that Securities maintained with such Foreign Securities System will not be or become subject to any right, charge, security interest, lien or claim of any kind in favor of such Foreign Securities System or its creditors, including a receiver or trustee in bankruptcy, except for a claim of payment for the safe custody or administration of the Securities.

         (B) Acceptance of Securities

                  The Foreign Custodian shall accept delivery of all Securities for the account of the Custodian as agent for Clients except any Security as to which it has notice of any defect in title or any encumbrance affecting such Security or (ii) the fact that such Security is forged or fraudulent or cannot be freely transferred or delivered without encumbrance in any relevant market. The Foreign Custodian will not accept any form of receipt instead of Securities unless specifically instructed otherwise pursuant to Instructions from the Custodian.

         (C) Custody Accounts Transactions

                  The Foreign Custodian shall transfer, exchange or deliver Securities only as follows:

                  (i) upon the sale of Securities and receipt of payment therefor in accordance with Instructions from the Custodian; provided that the Foreign Custodian may accept payment and make delivery of Securities in accordance with the customs prevailing in the market or among securities dealers; or

                  (ii) in exchange for or upon conversion into other Securities or Cash pursuant to a plan of merger, consolidation, reorganization, recapitalization or readjustment; or

                  (iii) upon conversion of Securities pursuant to these terms into other Securities; or
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                  (iv) upon the exercise of subscription, purchase or other
         similar rights represented by Securities; or

                  (v) as otherwise required pursuant to this Agreement; or

                  (vi) as otherwise directed pursuant to Instructions from the Custodian.

         (D) Deposit Accounts Payments

         The Foreign Custodian shall make payments of Cash from a Deposit Account only as follows:

                  (i) for the purchase of Securities pursuant to Instructions from the Custodian; or

                  (ii) for the payment of usual and customary taxes, fees or expenses incurred by the Foreign Custodian in connection with the sale, purchase, conversion, exchange or surrender of Securities pursuant to Instructions from the Custodian or their registration in the name of the Foreign Custodian or that of its nominee; or

                  (iii) as otherwise directed pursuant to Instructions from the Custodian.

         (E) Duties of the Foreign Custodian

         Unless the Foreign Custodian receives contrary Instructions from the Custodian, it will do the following:

                  (i) take such steps as may be necessary to secure or otherwise prevent the loss of rights attached or otherwise relating to Securities;

                  (ii) promptly notify the Custodian upon receiving notices, reports or proxies or otherwise becoming aware of corporate actions affecting Securities (including, but not limited to, calls for redemption, mergers, consolidations, reorganizations, recapitalizations, tender offers, rights offerings, exchange subscriptions and other offerings);

                  (iii) collect dividend, interest and other income payments made and stock dividends, rights and similar Securities paid or issued with respect to Securities and collect and hold all such payments in the Deposit Accounts and all such stock dividends, rights and similar Securities in the Custody Accounts;

                  (iv) present for payment Securities that are called, redeemed, or retired or otherwise become payable and all coupons and other income items that call for payment upon presentation, notify the Custodian of any amounts payable, but not received, and hold Cash received in the Deposit Accounts;
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                  (v) execute such ownership and other certificates as may be required to obtain payment in respect of Securities;

                  (vi) exchange interim receipts or temporary Securities in the Custody Accounts for definitive Securities;

                  (vii) execute and deliver in accordance with Instructions from the Custodian all proxies, consents, authorizations and other instruments pursuant to which the authority of a Client as owner of any Security may be exercised; and

                  (viii) take such other actions as the Custodian may request pursuant to Instructions, including the enforcement on behalf of the Custodian of any rights which the Foreign Custodian may have against a Foreign Securities System or any other third party.

         (F) Reporting

         On the date of any transaction in a Custody Account or a Deposit Account, the Foreign Custodian will report to the Custodian by telex the location, transfer and holdings of, and any payment with respect to, the Securities. In addition, the Foreign Custodian will provide the Custodian with monthly reports and advices in such format and by such means as may be mutually agreed upon from time to time. The Foreign Custodian, in addition, will notify the Custodian immediately in the event that any Cash or Security is lost, stolen or destroyed, if any Security proves to be forged, fraudulent or invalid, if the issuer thereof is nationalized or such Security is expropriated or seized by or pursuant to the authority of any government or governmental authority (including any court or tribunal), if for any reason such Security cannot be freely transferred or delivered without encumbrance in any relevant market or if any right, charge, security interest, lien or claim is asserted by any party against any Security or Cash or against one or more of the Custody Accounts or Deposit Accounts.

         (G) Inspection and Auditing

         To the extent consistent with applicable law and regulations, the Foreign Custodian shall provide confirmation to the Bank of the contents of the records maintained pursuant to this Agreement. The Foreign Custodian will furnish Brown Brothers Harriman with any reports of the Foreign Custodian's external auditors in connection with the Foreign Custodian's system of internal accounting controls as they relate to the Foreign Custodian's responsibilities under this Agreement and any similar reports received by the Foreign Custodian from any Foreign Securities System.
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         (H) Liability

         The Foreign Custodian shall use reasonable care in the performance of its duties under this Agreement and shall exercise the same degree of care with respect to the Securities and Cash as it would with respect to its own Securities and property and that of its clients. The Foreign Custodian agrees to indemnify the Custodian and the Clients against, and to hold them harmless from, any loss or liability (including, but not limited to, attorney's fees and expenses) incurred by the Custodian or any client with respect to any Security or Cash or any Custody Account or Deposit Account by reason of the negligence (whether through action or inaction), fraud or willful misconduct of the Foreign Custodian or any of its officers or employees.

         3. REPRESENTATIONS AND WARRANTIES OF THE FOREIGN CUSTODIAN

         The Foreign Custodian hereby represents and warrants to the Custodian that:

         (A) The Securities and Cash are not, and will not become, subject to any right, charge, security interest, lien or claim of any kind in favor of the Foreign Custodian or its creditors, including a receiver or trustee in bankruptcy, except for a claim of payment for the safe custody or administration of the Securities or for funds advanced on behalf of a Client by the Foreign Custodian;

         (B) Beneficial ownership of the Securities is, and will remain, freely transferable without the payment of money or value other than for safe custody and administration or for funds advanced on behalf of a Client by the Foreign Custodian;


         (C) The Foreign Custodian does not have, and will not have, any ownership interest in any Custody Account or Deposit Account or in any Securities or Cash contained therein and is holding the Securities and Cash for the exclusive benefit of the Clients and not for Brown Brothers in its individual capacity;


         (D) The Foreign Custodian (i) is a banking institution or trust company incorporated or organized under the law of a country other than the United States, (ii) is regulated as such by the government of such country or by an agency of such government and (iii) has shareholder's equity in excess of U.S. $200,000,000 or its equivalent in the currency of such country; and


         (E) The Foreign Custodian will immediately notify the Custodian of any development or event (and the circumstances relating thereto) which could render the Foreign Custodian unable to make any of the foregoing representations and warranties.
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         4. INSTRUCTIONS

         The term "Instructions" as used in this Agreement means instructions from Authorized Persons of the Custodian received by the Foreign Custodian including, without limitation, instructions given telephone, facsimile transmission, telegram, teletype, cablegram or other teleprocess or electronic instruction system which the Foreign Custodian believes in good faith to have been given by the Custodian or which are transmitted with proper testing or authentication pursuant to terms and conditions specified in writing by the Custodian. The term "Authorized Persons" as used herein means individuals whose names are communicated in writing to the Foreign Custodian from time to time as being authorized by the Custodian to give Instructions to the Foreign Custodian. Unless otherwise provided, all Instructions and the designation of all Authorized Persons shall continue in full force and effect until notice of their cancellation has been received by the Foreign Custodian. The Foreign Custodian shall safeguard any testkeys, identification codes or other security devices with which the Custodian provides it.

         5. FEES AND EXPENSES

         The Custodian agrees promptly to pay the Foreign Custodian on behalf of the Clients such compensation, including reimbursement of reasonable expenses, as may be mutually agreed upon from time to time between the Foreign Custodian and the Custodian.

         6. TERMINATION

         (A) This Agreement may be terminated by either party upon sixty days' prior written notice to the other party.

         (B) The Custodian may terminate this Agreement at any time by notice to the Foreign Custodian effective immediately, if;

                  (i) The Foreign Custodian shall fail in any material respect to perform its obligations hereunder; or

                  (ii) The Foreign Custodian shall be adjudged bankrupt or insolvent, or there shall be commenced against it a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or the Foreign Custodian shall make an assignment for the benefit of its creditors, consent to the appointment of a receiver or other similar official for all or any substantial part of its property, admit in writing its inability to pay its debts as they mature or take any corporate action in furtherance of any of the foregoing; or

                  (iii) any change in government or any applicable law, rule or regulation or any change therein or in the interpretation or administration thereof shall have or may reasonably be expected to have an adverse effect on the Custodian or any Client with respect to any Securities or Cash or this Agreement or the services to be provided hereunder; or
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                  (iv) there shall occur a substantial change in the ownership, or a material adverse change in the condition, of the Foreign Custodian or in its ability to fulfill its responsibilities under this Agreement; or

                  (v) the Foreign Custodian shall no longer be in compliance with the representations and warranties set forth in Section 3 (D) hereof.

         (C) Upon termination of this Agreement the Foreign Custodian shall forthwith deliver the Securities and Cash in accordance with Instructions from the Custodian.

         7. MISCELLANEOUS

         (A) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns and may not be assigned by either party without the prior written consent of the other party.

         (B) This Agreement may only be amended by an instrument in writing signed by both parties hereto.

         (C) Any notice or other communication given pursuant to this Agreement shall be sent to the appropriate party at the address listed on the signature page hereof.

         (D) To the extent inconsistent with this Agreement, any rules or conditions of the Foreign Custodian regarding accounts generally or custody accounts specifically shall be superseded by the terms of this Agreement and shall not apply.

         (E) This agreement will be construed in accordance with Spanish Law; provided that this provision shall not limit the right of the Custodian to commence any proceeding in any other court having jurisdiction under applicable law.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first above written.

BANCO DE SANTANDER S. A.                            BROWN BROTHERS HARRIMAN & CO

/s/ Nicolas Fernandez                               /s/ Douglas A. Donahue Jr.

By Nicolas Fernandez                                Douglas A. Donahue Jr.
Title:  Manager                                     Title:  Senior Manager

Banco de Santander                                  Brown Brothers Harriman & Co
Paseo de la Castellana, 75                          40 Water Street
28046 Madrid 75                                     Boston, Ma 02109
Spain                                               USA